Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 2, 2021 (June 14, 2021 as to the effects of the stock split described in Note 17), relating to the financial statements of First Advantage Corporation (formerly “Fastball Intermediate, Inc.”). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, GA

November 8, 2021